Exhibit 99.1

Kandi Technologies Reports Full Year 2020 Financial Results

- Full year revenue of $76.9 million
- Electric Scooters, Electric Self-Balancing Scooters and associated parts sales was $5.8 m, up 160.5% yoy
- Full year operating income of $0.8 million, stable with 2019
- Year-end working capital surplus of $223 million

JINHUA, CHINA, March 30, 2021 (GLOBE NEWSWIRE) -- Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the full year ended December 31, 2020.

Full Year 2020 Highlights

●	Total revenue was $76.9 million, compared to $135.7 million in 2019.
●	EV parts sales were $40.6 million, compared to $110.7 million in 2019.
●	Off-road vehicles sales increased by 31.1% to $29.8 million, compared to $22.7 million in 2019.

●	EV product sales were $0.7 million, compared to $0.1 million in 2019.

●	Electric Scooters, Electric Self-Balancing Scooters and associated parts sales increased by 160.5% to $5.8 million, compared with $2.2 million in 2019.
●	Gross margin was 17.5%, compared to 18.7% in 2019.
●	Operating income was $0.8 million, compared to $0.9 million in 2019.
●	Net loss was $10.4 million, or $0.19 loss per fully diluted share, compared to a net loss of $7.2 million, or $0.14 loss per fully diluted share in 2019.
●	As of December 31, 2020, working capital was $223.3 million; cash, cash equivalents, and restricted cash totaled $142.5 million.
●	Two registered direct offerings were completed with $160 million raised in November 2020.

Mr. Hu Xiaoming, Chairman and CEO of Kandi commented: “The lock downs and closures of stores and facilities around the world, caused by the spread of COVID-19, challenged every corner of the economy in 2020. Although our operations in China fully resumed in early March of 2020, sales of EV parts, one of our primary revenue sources, were severely impacted by several waves of the pandemic. On the positive side, this challenge resulted in relentless effort and commitment from our management and employees to explore other market opportunities that leverage our expertise.  We decided to pursue product innovation in Electric Scooters and Electric Self-Balancing Scooters, which have a global market of tens of millions of units sold each year. We pursued these opportunities by expanding production of intelligent transportation products that exploit our advantages in electric motors and battery packs. This resulted in revenue from Electric Scooters, Electric Self-Balancing Scooters and associated parts increasing by 160.5% in 2020, offsetting a 63.3% decline in revenue from EV parts.”

Hu continued, “During 2020 we achieved three major strategic milestones despite unfavorable market conditions.

First, we smoothly executed the real estate repurchase agreement with Jinhua Economic and Technological Development Zone, a key element of our Jinhua facility relocation. The local government agreed to pay us approximately RMB525 million, or $80 million, in three installments. We received the first two installments, totaling RMB 363 million, or $55 million.  The final payment of RMB 162 million, or $25 million, will be received when we demolish all the current factory buildings on this land and move to our new facility.  We are nearing the end of the relocation process and have almost completed the move into our new factory.

“Our second milestone was the successful trial of the ‘300,000 government-accredited ride-sharing vehicles within 5 years’ program initiated by us.  Zhejiang Ruiheng Technology Co., Ltd plans to deliver over 3,000 government compliant EVs in 2021, and gradual delivery is underway. All those EVs feature our battery swapping technology, which is recognized by the central government as one of the three approved charging methods in China.  Driven by the tailwinds of Chinese Government policy regarding battery exchange, in 2020 we moved forward in many ways. For example, we signed an agreement with the Zhejiang State Grid Electric Vehicle Service Company in October 2020 to strategically incorporate battery exchange into pure EVs. We believe this program can drive the production and sales of our EV parts and battery swap equipment, and therefore drive the growth in our pure EV business.”

Regarding the U.S. market, Hu commented, “In August 2020 we successfully held a virtual launch event to introduce our K23 and K27 EV models into the U.S. market, achieving our third milestone of the year.  We have obtained clearance from the United States Environmental Protection Agency (EPA) for both models, so our focus now is working on some modifications to meet all Federal Motor Vehicle Safety Standards (FMVSS) requirements. We are also working on feature improvements to accommodate U.S. consumer tastes.”

Hu concluded, “Looking forward, we have multiple growth opportunities.  We are dedicated to building our business in the U.S., and we are pursuing third and fourth-tier city government-accredited EV online ride-share service businesses. With capital from the real estate repurchase agreement and the $160 million direct placement, we are confident that we can fund the R&D necessary to develop sports cars, battery swapping technology, and the ride-sharing program. Furthermore, our recent exit from the Fengsheng affiliation through the transfer of the remaining equity interest eliminates the non-compete restrictions, thus enabling us to pursue the EV market more aggressively in China.  We believe the years ahead hold a multitude of opportunities that can restart our growth.”

Full Year 2020 Financial Results

Net Revenues and Gross Profit

	2020	2019	Y-o-Y%
Net Revenues (US$mln)	$76.9	$135.7	-43.3%
Gross Profit (US$mln)	$13.5	$25.4	-47.0%
Gross Margin	17.5%	18.7%	-

Net revenues of $76.9 million decreased 43.3% from 2019. The decrease was due primarily to reduced sales of EV parts, a result of production interruptions caused by the COVID-19 pandemic and the overall demand of EV parts from customers was significantly affected during 2020.  Gross margin was 17.5%, compared with 18.7% in 2019. The decrease was due to less high-margin battery processing compared to 2019.

Operating Income (Loss)

	2020	2019	Y-o-Y%
Operating Expenses (US$mln)	$12.7	$24.5	-48.1%
Operating Income (US$mln)	$0.75	$0.91	-17.1%
Operating Margin	1.0%	0.7%	-

Total operating expenses were $12.7 million, compared with $24.5 million in 2019. The decrease was due to lower general and administrative expenses, largely due to cost-cutting programs and tighter budget control.  We also booked a $14.2 million gain on disposal of long-lived assets, which was related to the real estate repurchase agreement.  In June 2020, 73,333 square meters of land use rights were transferred to the local government, and the related gain was recognized.

Net Loss

	2020	2019	Y-o-Y%
Net Loss (US$mln)	$(10.4)	$(7.2)	44.6%
Loss per Weighted Average Common Share	$(0.19)	$(0.14)	-
Loss per Weighted Average Diluted Share	$(0.19)	$(0.14)	-

Net loss was $10.4 million, compared with a net loss of $7.2 million in 2019. The greater net loss was primarily attributable to the absence of gains on the sales of equity that were present in 2019.

Full Year 2020 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on Tuesday, March 30, 2021. Management will deliver prepared remarks to be followed by a question and answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982
●	International dial-in number: + 1-201-493-6780
●	Webcast and replay: http://public.viavid.com/index.php?id=144093

The live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”) and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, and SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States. Kandi Vehicles has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

More information about KNDI is available on the Company’s corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Contacts:

Kandi Technologies Group, Inc.
Ms. Kewa Luo
+1 (212) 551-3610
IR@kandigroup.com

The Blueshirt Group
Mr. Gary Dvorchak, CFA
gary@blueshirtgroup.com

- Tables Below –

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
Current assets
Cash and cash equivalents	$142,078,190	$5,490,557
Restricted cash	442,445	11,022,078
Accounts receivable (net of allowance for doubtful accounts of $110,269 and $254,665 as of December 31, 2020 and December 31, 2019, respectively)	38,547,137	61,181,849
Inventories	19,697,383	27,736,566
Notes receivable	31,404,630	42,487,225
Other receivables	1,875,245	5,023,327
Prepayments and prepaid expense	13,708,149	10,615,063
Advances to suppliers	36,733,182	685,008
Amount due from the Affiliate Company	21,742,226	31,330,763
Amount due from related party	886,989	-
TOTAL CURRENT ASSETS	307,115,576	195,572,436

NON-CURRENT ASSETS
Property, plant and equipment, net	65,402,680	74,407,858
Intangible assets, net	3,232,753	3,654,772
Land use rights, net	3,257,760	11,272,815
Construction in progress	16,317,662	71,247
Deferred taxes assets	8,964,946	726,182
Long term investment	45,958	-
Investment in the Affiliate Company	28,892,638	47,228,614
Goodwill	29,712,383	28,270,400
Other long term assets	32,307,484	10,014,072
TOTAL NON-CURRENT ASSETS	188,134,264	175,645,960

TOTAL ASSETS	$495,249,840	$371,218,396

CURRENT LIABILITIES
Accounts payable	$34,257,935	$72,093,940
Other payables and accrued expenses	7,218,395	6,078,041
Short-term loans	-	25,980,364
Notes payable	92,445	10,765,344
Income tax payable	1,313,754	1,796,601
Advance receipts	38,229,242	-
Long term loans - current portion	-	13,779,641
Amount due to related party	500,000	-
Other current liabilities	2,185,654	1,379,808
TOTAL CURRENT LIABILITIES	83,797,425	131,873,739

NON-CURRENT LIABILITIES
Long term loans	-	14,353,792
Deferred taxes liability	3,483,171	1,362,786
Contingent consideration liability	3,743,000	5,197,000
Other long-term liabilities	459,580	574,152
TOTAL NON-CURRENT LIABILITIES	7,685,751	21,487,730

TOTAL LIABILITIES	91,483,176	153,361,469

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 77,298,499 and 56,263,102 shares issued and 75,377,555 and 52,839,441 outstanding at December 31,2020 and December 31,2019, respectively	75,377	52,839
Less: Treasury stock (nil and 487,155 shares with average price of $5.09 at December 31,2020 and December 31,2019, respectively)	-	(2,477,965)
Additional paid-in capital	439,549,338	259,691,370
Accumulated deficit (the restricted portion is $4,422,033 and $4,422,033 at December 31,2020 and December 31,2019, respectively)	(27,079,900)	(16,685,736)
Accumulated other comprehensive loss	(8,778,151)	(22,723,581)
TOTAL STOCKHOLDERS’ EQUITY	403,766,664	217,856,927

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$495,249,840	$371,218,396

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Years Ended
	December 31, 2020	December 31, 2019
REVENUES FROM UNRELATED PARTIES, NET	$76,176,609	$119,879,895

REVENUES FROM THE AFFILIATE COMPANY AND RELATED PARTIES, NET	743,904	15,861,441

REVENUES, NET	76,920,513	135,741,336

COST OF GOODS SOLD	(63,432,580)	(110,310,427)

GROSS PROFIT	13,487,933	25,430,909

OPERATING EXPENSES:
Research and development	(7,246,312)	(6,207,747)
Selling and marketing	(6,619,355)	(4,070,001)
General and administrative	(13,042,103)	(14,243,625)
Gain on disposal of long-lived assets	14,174,233	-
TOTAL OPERATING EXPENSES	(12,733,537)	(24,521,373)

INCOME FROM OPERATIONS	754,396	909,536

OTHER INCOME (EXPENSE):
Interest income	2,190,678	791,888
Interest expense	(3,750,233)	(4,822,734)
Change in fair value of contingent consideration	(565,000)	(1,107,427)
Government grants	1,130,262	792,628
Gain from equity dilution in the Affiliate Company	-	4,263,764
Gain from sale of equity in the Affiliate Company	-	20,438,986
Share of loss after tax of the Affiliate Company	(17,252,662)	(30,716,938)
Other income, net	2,051,226	1,569,311
TOTAL OTHER EXPENSE, NET	(16,195,729)	(8,790,522)

LOSS BEFORE INCOME TAXES	(15,441,333)	(7,880,986)

INCOME TAX BENEFIT	5,047,169	692,259

NET LOSS	(10,394,164)	(7,188,727)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	13,945,430	(2,802,323)

COMPREHENSIVE INCOME (LOSS)	$3,551,266	$(9,991,050)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	55,960,010	52,337,308

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.19)	$(0.14)

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
BALANCE AT DECEMBER 31, 2018	51,484,444	$51,484	$-	$254,989,657	$(9,497,009)	$(19,921,258)	$225,622,874

Stock issuance and award	1,354,997	1,355	-	4,716,328	-	-	4,717,683

Stock buyback	-	-	(2,477,965)	-	-	-	(2,477,965)

Commission in stock buyback	-	-	-	(14,615)	-	-	(14,615)

Net loss	-	-	-	-	(7,188,727)	-	(7,188,727)

Foreign currency translation	-	-	-	-	-	(2,802,323)	(2,802,323)

BALANCE AT DECEMBER 31, 2019	52,839,441	$52,839	$(2,477,965)	$259,691,370	$(16,685,736)	$(22,723,581)	$217,856,927

Stock issuance and award	1,771,317	1,771	-	4,058,052	-	-	4,059,823

Cancellation of the Treasury Stock	(487,155)	(487)	2,477,965	(2,477,478)	-	-	-

Registered Direct Offering	18,253,952	18,254	-	151,904,993	-	-	151,923,247

Stock option exercise	3,000,000	3,000	-	29,157,000	-	-	29,160,000

Net loss	-	-	-	-	(10,394,164)	-	(10,394,164)

Foreign currency translation	-	-	-	-		13,945,430	13,945,430

Reduction in the Affiliate Company’s equity (net off tax effect of $491,400)	-	-	-	(2,784,599)	-	-	(2,784,599)

BALANCE AT DECEMBER 31, 2020	75,377,555	$75,377	$-	$439,549,338	$(27,079,900)	$(8,778,151)	$403,766,664

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Years Ended
	December 31, 2020	December 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,394,164)	$(7,188,727)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,222,984	8,202,869
Impairments	-	398,790
(Reversal) provision of allowance for doubtful accounts	(152,809)	137,387
Deferred taxes	(5,349,722)	(1,066,536)
Share of loss after tax of the Affiliate Company	17,252,662	30,716,938
Gain from equity dilution in the Affiliate Company	-	(4,263,764)
Gain from equity sale in the Affiliate Company	-	(20,438,986)
Gain on disposal of long-live assets	(14,174,233)	-
Change in fair value of contingent consideration	565,000	1,107,427
Stock based compensation expense	902,666	1,360,258

Changes in operating assets and liabilities:
Accounts receivable	19,247,519	(40,123,966)
Notes receivable	-	246,120
Notes receivable from the Affiliate Company and related party	-	434,329
Inventories	9,246,455	(6,458,104)
Other receivables and other assets	2,008,612	(8,208,931)
Advances to supplier and prepayments and prepaid expenses	(36,330,634)	4,379,925
Amount due from the Affiliate Company	4,237,103	8,803,542
Due from related party	(339,118)	-

Increase (Decrease) In:
Accounts payable	(30,993,717)	10,440,338
Other payables and accrued liabilities	(173,806)	5,998,106
Notes payable	(13,912,842)	(12,743,628)
Income tax payable	(745,208)	(1,619,659)
Net cash used in operating activities	$(50,883,252)	$(29,886,272)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(7,483,743)	(526,336)
Purchases of land use rights and other intangible assets	(3,281,115)	-
Payment for construction in progress	(7,419,644)	(71,862)
Proceeds from disposal of long-lived assets	52,579,492	-
Loan to third party	(26,097,991)	-
Cash received from sales of equity in the Affiliate Company	42,897,929	31,850,822
Long Term Investment	(43,478)	-
Net cash provided by investing activities	$51,151,450	$31,252,624

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	24,642,399	34,746,352
Repayments of short-term loans	(50,873,903)	(38,944,869)
Repayments of long-term loans	(28,799,501)	(289,553)
Proceeds from long-term loans	394,116	-
Fund raising through issuing common stock and warrants	151,923,247	-
Stock buyback with commission	-	(2,492,579)
Option exercise, stock awards & other financing	29,160,000	-
Net cash provided by (used in) financing activities	$126,446,358	$(6,980,649)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$126,714,556	$(5,614,297)
Effect of exchange rate changes	$(706,556)	$(226,139)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	$16,512,635	$22,353,071

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$142,520,635	$16,512,635
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	142,078,190	5,490,557
-RESTRICTED CASH AT END OF PERIOD	442,445	11,022,078

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$1,046,127	1,994,526
Interest paid	$653,507	1,738,656

SUPPLEMENTAL NON-CASH DISCLOSURES:
Decrease in investment in the Affiliate Company due to change in its equity	$3,099,193	-
Notes receivable from unrelated parties for equity transfer payment	$-	42,853,834
Purchase of construction in progress in accounts payable and other payable	7,945,414	-
Common stock issued from settlement of payables to KSBS Shareholders and former members of SC Autosports	$3,166,427	3,357,425